SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS II

and
VICTORY CAPITAL MANAGEMENT INC.
Dated: May 21, 2015

ETFs
ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares Dividend Accelerator ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares US Multi-Factor Minimum Volatility ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares Core Bond ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares Core Short-Term Bond ETF	0.25%	December 4, 2025	December 31, 2026
VictoryShares Emerging Markets Value Momentum ETF	0.30%	December 4, 2025	December 31, 2026
VictoryShares International Value Momentum ETF	0.25%	December 4, 2025	December 31, 2026
VictoryShares US Small Mid Cap Value Momentum ETF	0.15%	December 4, 2025	December 31, 2026
VictoryShares US Value Momentum ETF	0.15%	December 4, 2025	December 31, 2026
VictoryShares Core Plus Intermediate Bond ETF	0.35%	December 4, 2025	December 31, 2026
VictoryShares Corporate Bond ETF	0.35%	December 4, 2025	December 31, 2026
VictoryShares WestEnd US Sector ETF	0.40%	December 4, 2025	December 31, 2026
VictoryShares Free Cash Flow ETF	0.35%	December 4, 2025	December 31, 2026
VictoryShares Small Cap Free Cash Flow ETF	0.45%	December 4, 2025	December 31, 2026

ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares WestEnd Global Equity ETF	0.52%	December 4, 2025	December 31, 2026
VictoryShares WestEnd Dynamic Equity ETF*	0.65%	December 4, 2025	December 31, 2026
VictoryShares Free Cash Flow Growth ETF	0.35%	December 4, 2025	December 31, 2026
VictoryShares Free International Cash Flow ETF	0.50%	December 4, 2025	December 31, 2026
VictoryShares International Free Cash Flow Growth ETF	0.50%	December 4, 2025	December 31, 2026
VictoryShares Pioneer Asset-Based Income ETF	0.55%	December 4, 2025	December 31, 2026
VictoryShares Pioneer Equity Premium Income ETF*	0.35%	May 19, 2026	December 31, 2027
VictoryShares Pioneer Active Credit ETF*	0.39%	May 19, 2026	December 31, 2027
VictoryShares Pioneer Mortgage-Backed Securities ETF*	0.15%	May 19, 2026	December 31, 2027
VictoryShares Short-Duration Municipal ETF*	0.15%	May 19, 2026	December 31, 2027
VictoryShares Municipal High Yield ETF*	0.30%	May 19, 2026	December 31, 2027

Mutual Funds

Name of Fund	Fee[1]	Last Approved	Must Be Approved By
Victory Market Neutral Income Fund	0.35%	December 4, 2025	December 31, 2026

   Current as of May 19, 2026

* Pending launch - TBD

VICTORY PORTFOLIOS II

By: /S/ THOMAS DUSENBERRY

Name: Thomas Dusenberry

Title:   President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /S/ MICHAEL D. POLICARPO

Name: Michael D. Policarpo II

Title:   President, Chief Financial Officer and Chief Administrative Officer

1 Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.